SCHEDULE 14A INFORMATION

DEFINITIVE NOTICE AND PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant X
Filed by a party other than the registrant __
Check the appropriate box:
__ Preliminary proxy statement	__ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
X Definitive proxy statement.
__ Definitive additional materials.
__ Soliciting material under Rule 14a-12.

National Health Investors, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing fee (check the appropriate box):
X No fee required.
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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National Health Investors, Inc.

________________________

NOTICE OF 12th ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2003

4:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Twelfth Annual Meeting of the Shareholders (the "Meeting") of National Health Investors, Inc. ("NHI" or the "Company"). It will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Thursday, April 24, 2003, at 4:00 p.m. CDT, for the following purposes:

1. To re-elect one director; and

2. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominee for re-election as a director is Robert T. Webb. He currently serves as a director of the Company.

The Board of Directors has fixed the close of business on Monday, February 24, 2003, as the record date for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Mr. Webb. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

By Order of the Board of Directors,

Richard F. LaRoche, Jr.
Secretary
March 18, 2003
Murfreesboro, Tennessee

NATIONAL HEALTH INVESTORS, INC.

100 Vine Street

Murfreesboro, Tennessee 37130

PROXY STATEMENT

TWELFTH ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2003

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. to be voted at the Annual Meeting of the Shareholders to be held on Thursday, April 24, 2003, commencing at 4:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 18, 2003, to all shareholders of record on February 24, 2003.

A copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2002, including audited financial statements, is also enclosed.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation, or (ii) your proxy bearing a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of a director will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on February 24, 2003, as the record date. The outstanding voting securities of the Company as of December 31, 2002, consisted of 26,682,994 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission (the "SEC"). Except as set forth below, on December 31, 2002, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

Name and Address	Shares Beneficially Owned at Dec. 31, 2002	Percent of Outstanding Shares on Dec. 31, 2002(1)
W. Andrew Adams	2,506,948	9.4%
100 Vine Street, Suite 1400
Murfreesboro, TN 37130
The Baupost Group, L.L.C.	1,382,185	5.2%
10 St. James Avenue, Suite 2000
Boston, MA 02116

(1) This is ownership for SEC purposes and not for purposes of real estate investment trust regulations.

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the April 24, 2003 Meeting, one director will be elected to hold office for a term of three years or until his successor is duly elected and qualified.

The nominee for reelection at the Meeting is Robert T. Webb, currently a director of the Company. Unless authority to vote for the election of this director has been specifically withheld, your proxy holder intends to vote for the election of Mr. Webb to hold office as a director for a term of three years or until his successor has been duly elected and qualified.

If the nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE.

The following is information about the nominee, other board members and executive officers:

Name	Age	Position	Expiration of term as Director (1)	Common Stock Beneficially Owned at 12/31/02(2)	Percent of Shares Outstanding 12/31/02
Robert T. Webb	58	Director	2003	183,059	*
W. Andrew Adams	57	Director, President	2005	2,506,948	9.4%
Robert G. Adams	56	Vice President		393,726	1.5%
Richard F. LaRoche, Jr.	57	Director, Secretary	2004	547,890	2.0%
Robert A. McCabe, Jr.	52	Director	2005	2,473	*
Ted H. Welch	69	Director	2004	81,727	*
Donald K. Daniel	56	Vice President & Controller	-	149,952	*
Kenneth D. DenBesten	50	Vice President, Finance	-	61,216	*
Charlotte A. Swafford	55	Treasurer	-	613,318	2.3%
All Directors and Exec. Officers as a group-9 people				4,540,309	17.0%

* Less than 1%

(1) All directors except Mr. McCabe were first elected in 1991. Mr. McCabe was initially elected in 2001.

(2) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are -0- shares to Mr. W. A. Adams, 20,000 to Mr. R. Adams, 20,000 to Mr. LaRoche, -0- to Mr. McCabe, 45,000 to Mr. Webb, 75,000 to Mr. Welch, 10,000 each to Mr. Daniel and Ms. Swafford, and 20,000 to Mr. DenBesten, which may be acquired upon the exercise of stock options granted under the Company's 1997 Stock Option Plan.

Robert T. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area and is a subdivision developer. Mr. Webb is the President and sole owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. He attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969. Mr. Webb is a member of NHI's Audit Committee.

W. Andrew Adams has been President and a director of the Company since its inception in 1991. Mr. Adams has also been President and a director of National HealthCare Corporation ("NHC"), the Company's Investment Advisor, since 1974. He has also served in these positions for National Health Realty, Inc. ("NHR") since 1997. Mr. Adams serves on the Board of Directors of SunTrust Bank in Nashville, Tennessee, and Assisted Living Concepts, Inc. in Portland, Oregon. He received an M.B.A. from Middle Tennessee State University.

Robert G. Adams has served as Vice President since 1997 and is also the brother of W. Andrew Adams. Mr. Adams is the Chief Operating Officer of NHC and serves on NHC's and NHR's Boards of Directors. He is responsible for oversight of all company due diligence reports and financial proformas. He received a B.S. degree from Middle Tennessee State University.

Richard F. LaRoche, Jr. has served as Secretary and a director of the Company since its inception in 1991. Mr. LaRoche has also been Secretary and General Counsel of NHC since 1971 and Senior Vice President of NHC from 1986 through May 2002. He served in similar positions with National Health Realty, Inc. Mr. LaRoche is a board member of NHC, Z-Tel Technologies, Inc. (Audit Committee member) and Lodge Manufacturing Company. He received a J.D. from Vanderbilt University and an A.B. from Dartmouth College. Mr. LaRoche retired from management responsibilities with NHC, NHI and NHR in May 2002.

Robert A. McCabe, Jr. has served as a director of the Company since February 2001. Mr. McCabe is currently Chairman of Pinnacle Financial Partners in Nashville, Tennessee, but spent substantially all of his business life (March 1976 - October 1999) as a senior officer of First American National Bank or its subsidiaries. His most recent positions were as Vice Chairman of the holding company and President of First American Enterprises. Mr. McCabe received his MBA from the University of Tennessee and graduated from the Advanced Management Program of Harvard Business School. He serves on the Board of Directors of the Nashville Symphony, Chamber of Commerce, Boy Scouts of America, Ensworth School, Cheekwood Association and SSC Service Solutions. Mr. McCabe is Chairman of NHI's Audit Committee.

Ted H. Welch has served as a director of the Company since its inception in 1991. Mr. Welch serves on the Board of Directors of American Constructors, Inc., FirstBank, SSC Service Solutions and the U.S. Chamber of Commerce. Mr. Welch received a B.S. from the University of Tennessee at Martin and attended the Graduate School of Management at Indiana University. Mr. Welch is a member of NHI's Audit Committee.

Donald K. Daniel (Vice President & Controller) joined NHC, the Company's Investment Advisor, in 1977 as Controller. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas. He is a certified public accountant.

Kenneth D. DenBesten (Vice President, Finance) has served as Vice President, Finance since 1992. From 1987 to 1992 he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984 to 1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Treasurer) has been Treasurer of NHC, the Company's Investment Advisor, since 1985. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

The following other NHC employees have material involvement with the Company:

D. Gerald Coggin (Vice President, Governmental and Investors Relations) has a B.S. degree from David Lipscomb University and an M.P.H. from the University of Tennessee.

Dinsie B. C. Hale (Assistant Vice President, Accounting) has been with NHC since 1985. She is responsible for billing and collection functions as a senior accountant for NHC. She has a B.S. degree from Middle Tennessee State University.

Kristin S. Gaines (Assistant Vice President, Finance) has been with NHC since 1998. She oversees portfolio compliance and reports on those issues monthly to the NHC Advisory Committee and quarterly to the Board of Directors. She has a B.S. and an M.B.A. from Middle Tennessee State University.

Board of Directors and Committees of the Board

The Board of Directors held four meetings during 2002. All directors were present at the meetings of the Board and committees on which they served. The three independent directors serve as the Audit Committee and the Compensation Committee; however, the Compensation Committee did not meet in 2002 since it currently has no responsibilities. The Company contracts with NHC to act as its Investment Advisor, one responsibility of which is to employ and compensate all officers and employees.

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "S/O Act") which has or will impose new responsibilities on the Audit Committee, chief among which is the requirement that the Audit Committee appoint, compensate (out of Company funds), and provide oversight of the work of the independent auditors. Additionally, the S/O Act creates an independent accounting oversight board to oversee the conduct of auditors of public companies such as ours. This board may promulgate additional requirements for the Audit Committee.

Although the New York Stock Exchange ("NYSE") listing rules already required most of the following, the S/O act mandates that Audit Committee members be both independent of management and rely solely on director's compensation for their work, with no ability to otherwise receive remuneration from the Company. Finally, the S/O Act requires Audit Committees to ultimately have in place procedures to receive and address complaints regarding accounting, internal control, or auditing issues. At the NHI Board's January 23, 2003 meeting, the Board adopted a Restated Audit Committee Charter, which meets, in our opinion and the opinion of outside counsel, all current and reasonably anticipated requirements of the S/O Act, SEC regulations and NYSE Listing Rules. The Restated Audit Committee Charter is attached to this Proxy Statement and incorporated herein as though copied verbatim.

Finally, we note that the three members of the Audit Committee meet the S/O Act and NYSE definition of "independent board member"; additionally, its chairman meets the SEC definition of "Audit Committee financial expert."

The Audit Committee, which met four times in 2002, has filed the following report for inclusion in this proxy:

Report of the Audit Committee

During 2002 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements in the reporting process. Arthur Andersen LLP was NHI's independent auditor for December 31, 2001 and reviewed with the Audit Committee the first quarter 2002 financial statements. The Company engaged Ernst & Young LLP for the second and third quarter 2002 reviews and the December 31, 2002 audit. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHI's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

Audit and review of the Company's 2002 quarterly and annual financial statements	$ 82,200
All other services	$ -0-

In reliance on the reviews and discussions referred to above and the Audit Committee Charter and legal requirements applicable for 2002, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission and distribution to our shareholders.

Submitted by the National Health Investors, Inc. Audit Committee.

Robert A. McCabe, Jr., Chairman
Robert T. Webb
Ted H. Welch

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION, AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,500 per meeting attended, plus options to purchase 15,000 shares of Company stock based on the closing price of NHI the day of its Annual Shareholders Meeting. This automatic grant of options to independent directors was approved by our shareholders. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers were also employees of NHC for some or all of 2002 (Mr. LaRoche having retired as such in May 2002). Their compensation is determined solely by NHC, which allocates a portion of their annual compensation to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee earned by NHC. No executive officer has yet been allocated any compensation for 2002. W. Andrew Adams, Robert G. Adams, Mr. LaRoche, Mr. Daniel and Ms. Swafford received $250,000, $200,000, $200,000, $100,000 and $155,000 respectively as compensation from or on behalf of the Company for 2001. W. Andrew Adams, Robert G. Adams, and Mr. LaRoche received no compensation from or on behalf of the Company for 2000, with Mr. Daniel and Ms. Swafford receiving $100,000 and $125,000 respectively as compensation for 2000. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's executive officers, the Company's Compensation Committee does not issue a Compensation Committee Report for its proxy statements.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1997)	250,000	$18.21	325,800
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	250,000	$18.21	325,800

The Company's grant or issuance of an incentive stock option under the 1997 Stock Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

Director and Officer Options

The 1997 Stock Option Plan provides an automatic grant to each non-employee director of an option to purchase 15,000 shares of Common Stock on the date of the Annual Shareholders' Meeting at the then fair market value. The 1997 Stock Option Plan was approved by shareholder vote and is referred to as the "Plan". The Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Pursuant to the automatic grant provisions of the Plan, the three non-employee directors have each received options to purchase shares at $39.88 in 1998, $24.25 in 1999, $10.13 in 2000, $9.96 in 2001 and $14.72 in 2002. The independent directors have exercised 15,000 of the 2000 grants, 30,000 of the 2001 grants, 15,000 of the 2002 grants, and none of the 1998 and 1999 grants.

On June 1, 1995, the Company awarded options on 100,000 shares at the then fair market value of $26.00 per share to key NHC employees. All have now been exercised. On January 15, 1997, the balance of the shares available under the 1991 Plan were granted to key employees at $36.00 per share. These options have now expired. On October 26, 1999, the Company awarded options on 145,000 shares at the then fair market value of $14.50 per share to key NHC employees from the 1997 Stock Option Plan. None of the 1997 Stock Option grants have been exercised and 84,000 shares which were granted have been canceled by the key employee receiving the grant. Of the 400,000 shares available under the 1991 and 1994 Plans, all have been granted. Of the 600,000 shares available under the 1997 Plan, 325,800 are available for future grants.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1991 and 1997 Option Plans as of December 31, 2002, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2002 for the executive officers, all independent directors and all other NHC employees as a group. The Company has not granted any SARs and has never repriced any options.

TABLE A

Option/SAR Grants in Last Fiscal Year [12-31-02]

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities underlying option/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	5%($)	10% ($)
W. Andrew Adams	-0-	-	-	-	-	-
Robert G. Adams	-0-	-	-	-	-	-
Richard F. LaRoche, Jr.	-0-	-	-	-	-	-
Donald K. Daniel	-0-	-	-	-	-	-
Kenneth D. DenBesten	-0-	-	-	-	-	-
Charlotte A. Swafford	-0-	-	-	-	-	-

TABLE B

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($) Exercisable
W. Andrew Adams	-0-	-0-	-0-	-0-
Robert G. Adams	-0-	-0-	20,000	$31,600
Richard F. LaRoche, Jr.	-0-	-0-	20,000	$31,600
Donald K. Daniel	-0-	-0-	10,000	$15,800
Kenneth D. DenBesten	-0-	-0-	20,000	$31,600
Charlotte A. Swafford	-0-	-0-	10,000	$15,800

TABLE C
Name of Participant	Shares Under Option: 2002	Expiration Date	Options Exercised: 2002	Remaining Options	Exercise Price
W. Andrew Adams	-0-	-	-	-0-	-
Robert G. Adams	20,000	10/25/2005	-0-	20,000	$14.50
Richard F. LaRoche, Jr.	20,000	10/25/2005	-0-	20,000	$14.50
Donald K. Daniel	10,000	10/25/2005	-0-	10,000	$14.50
Kenneth D. DenBesten	20,000	10/25/2005	-0-	20,000	$14.50
Charlotte A. Swafford	10,000	10/25/2005	-0-	10,000	$14.50
All Executive Officers (6 persons)	80,000	10/25/2005	-0-	80,000	$14.50
All Independent Directors (3 persons)	30,000	3/30/2003	-0-	30,000	$39.88
	30,000	4/25/2004	-0-	30,000	$24.25
	30,000	5/24/2005	15,000	15,000	$10.13
	30,000	4/25/2006	15,000	15,000	$ 9.96
	45,000	4/15/2007	15,000	30,000	$14.72
All Other NHC Employees (11 persons)	60,000	10/25/2005	-0-	60,000	$14.50

The Company has implemented an option exercise loan guaranty program, the purpose of which is to facilitate directors and key employees (of either NHI or the Investment Advisor) in exercising options to purchase NHI common stock. Each director and key employee to whom options to purchase NHI common shares have been granted is eligible to have up to $100,000 per year of loans made from commercial banking institutions, the proceeds of which are used to exercise NHI options, guaranteed by NHI. The guarantee is structured as follows: Option holders must pledge to NHI 125% of the loan amount in publicly traded stock as additional collateral for the guarantee; the option holder must personally guarantee the loan to the bank and indemnify NHI for any loss or liability on its guaranty; the interest rate charged by the bank and all expenses pertaining to the loan are to be borne by the director or employee, and the maximum aggregate outstanding amount of loan guarantees is $5,000,000. Although the facility has a one-year term, the guarantee will continue for five years, and is renewable at the discretion of the directors. The below table indicates the current amount of loans outstanding by directors of NHI individually and by all designated NHC employees collectively as of December 31, 2002. The Maximum Loan Outstanding covers the last five years. Pursuant to the congressionally enacted Sarbanes-Oxley Act of 2002, federal law now prohibits such option financing (or other company loans or credit arrangements) for all NHI executive officers and directors, other than notes outstanding on July 30, 2002, which may not be extended or altered after that date.

	Current Loan Outstanding	Maximum Loan Outstanding	Commercial Bank Originating Loan
W. Andrew Adams	-0-	-0-	N/A
Robert G. Adams	-0-	-0-
Richard F. LaRoche, Jr.	-0-	$100,000	SouthTrust Bank of TN
Robert T. Webb	-0-	-0-
Ted H. Welch	-0-	-0-
Kenneth D. DenBesten	-0-	-0-
NHC Employees	$229,165	$526,680	SouthTrust Bank of TN

Section 16(a) Disclosure Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company monthly reminds its officers and directors of this requirement.

To the Company's knowledge, based solely on the review of the copies of such forms received by it, the Company believes that during 2002 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were fulfilled.

Investment Advisor

The Company has entered into an Advisory Administrative Services and Facilities Agreement (the "Advisory Agreement") with NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

Under the terms of the Advisory Agreement, NHC, as Advisor, agrees to use its best efforts:

a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the directors from time to time;

b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

c) To provide administrative services and facilities appropriate for such management.

In performing its obligations under the Agreement, the Advisor is subject to the supervision of and policies established by the Company's Board of Directors.

The Advisory Agreement is for a stated term which expired December 31, 1996, and is currently cancelable without cause on 90 days notice and by the Company for cause at any time.

For its services under the Advisory Agreement, the Advisor is entitled to annual compensation of $1,625,000 payable in monthly installments of $135,417. Salaries or bonuses paid by the Company to its executive officers are credited against these installments. From 1993 and later years in which Per Share Funds From Operations of the Company exceed Per Common Share Funds From Operations during 1992, the $1,625,000 annual compensation increases by the same percentage that Per Common Share Funds From Operations in such later years exceed those in 1992. $1,907,000 was earned in 2002. The Advisory Agreement conditions payment of such annual compensation in any year upon the Company's having funds from operations in such year sufficient to enable the Company to pay from funds from operations annual dividends of at least $2.00 per share. The Board amended the Advisory Agreement in February 2001 to eliminate the previous requirement that not only must Funds from Operations (as defined in the Agreement) equal $2.00, but also that a dividend in that amount be paid. Unpaid compensation will accrue together with interest at Prime + 2 percentage points to be paid in later years to the extent that funds from operations exceed the dividend requirements. All payments are current.

Comparison of Cumulative Total Return

Since the Company's creation in October 1991, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

SHAREHOLDER PROPOSALS

October 1, 2003 is the date by which proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Secretary

March 18, 2003
Murfreesboro, Tennessee

NATIONAL HEALTH INVESTORS, INC.

Comparison of Cumulative Total Return

	1997	1998	1999	2000	2001	2002
NHI	100.0	64.46	44.59	26.15	52.48	62.82
S&P 500	100.0	128.58	155.63	144.46	124.65	97.10
NAREIT-Hybrid	100.0	65.97	42.29	47.20	71.16	87.74

Assumes $100 inv. 12/31/97 in NHI, S & P 500 and NAREIT-Hybrid.

Exhibit A

NATIONAL HEALTH INVESTORS, INC.

RESTATED AUDIT COMMITTEE CHARTER

I. Purpose

The primary functions of the Audit Committee are to assist the Board of Directors of National Health Investors, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and financial reporting processes generally; (iii) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements; and (v) the performance of the Company's corporate audit function and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II. Organization

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, The New York Stock Exchange and any other regulatory requirements.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Audit Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III. Meetings

The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with management and the Company's independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV. Responsibilities and Duties

In recognition of the fact that the Company's independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:

1.	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3.	Review the performance of the Company's independent auditors on at least an annual basis.

4.	On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence.

5.	At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.	Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7.	Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8.	Review, based upon the recommendation of the independent auditors and the corporate audit function, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1.	Review and discuss with management and the independent auditors the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

2.	Review and discuss: (i) with management and the independent auditors the Company's annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

3.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

4.	Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

5.	Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

1.	Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management's response to each.

2.	Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.

3.	Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

4.	Review with management, the independent auditors and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5.	Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

1.	Review and discuss with management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

2.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

3.	Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company.

4.	Review and discuss with management (i) the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

5.	Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

6.	Obtain explanations from management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to management and management's response.

With respect to the internal audit function and internal controls:

1.	Review, based upon the recommendation of the independent auditors, the scope, plan and personnel of the work to be done.

2.	In consultation with the independent auditors and management, (a) review the adequacy of the Company's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the corporate audit function.

3.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

1.	Review and approve all related-party transactions.

2.	Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

3.	Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

4.	Review any management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

5.	Review with management and the independent auditors the sufficiency and quality of the financial and accounting personnel of the Company.

6.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

7.	The Committee shall conduct an annual performance evaluation.

8.	Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V. Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

This Charter will be made available on the Company's website at "www.nhinvestors.com".

Appendix: Form of Proxy

PROXY

NATIONAL HEALTH INVESTORS, INC.

100 Vine Street, Murfreesboro, Tennessee 37130

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr., as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Thursday, April 24, 2003, at 4:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposal more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR.

ELECTION OF DIRECTOR	__ For nominee listed below:	__ Withhold Authority to vote for the nominee listed below:
Robert T. Webb

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________

_________________________________________________
Signature

_________________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.